Exhibit 99.1

NEWS RELEASE

Kimbell Royalty Partners Closes $ 221.2 Million Drop Down Acquisition

FORT WORTH, Texas, August 21, 2026 – Kimbell Royalty Partners, LP (NYSE: KRP) (“Kimbell” or the “Company”), a leading owner of oil and gas mineral and royalty interests in over 17 million gross acres in 28 states, today announced that it has closed the previously announced purchase of mineral and royalty interests from certain affiliated sellers in a cash and unit transaction valued at approximately $221.2 million1 (the "Drop Down"). The purchase price for the Drop Down was comprised of $74.9 million in cash (approximately 34% of the total consideration), and 9.5 million common units of Kimbell Royalty Operating, LLC ("OpCo") valued at approximately $146.3 million. Kimbell is entitled to all cash flow from production attributable to the Drop Down since the effective date of June 1, 2026. Revenues and certain other operating statistics under generally accepted accounting principles will be recorded for the Drop Down beginning on the closing date of August 21, 2026.

Kimbell estimates that, as of June 1, 2026, the Drop Down currently produces approximately 2,347 Boe/d (841 Bbl/d of oil, 569 Bbl/d of NGLs, and 5,624 Mcf/d of natural gas) (6:1).  The Drop Down portfolio spans over 3 million gross acres with over 29,000 gross producing wells in premier areas of the Eagle Ford, Permian, Mid-Con and Appalachia, further expanding Kimbell's scaled and diversified mineral and royalty position.

About Kimbell Royalty Partners

Kimbell (NYSE: KRP) is a leading oil and gas mineral and royalty company based in Fort Worth, Texas.  Kimbell owns mineral and royalty interests in over 17 million gross acres in 28 states and in every major onshore basin in the continental United States, including ownership in more than 137,000 gross wells.  To learn more, visit http://www.kimbellrp.com.

Forward-Looking Statements

This news release includes forward-looking statements. These forward-looking statements, which include statements regarding the anticipated benefits of the Drop Down and operational data with respect to the Drop Down, involve risks and uncertainties, including risks that the anticipated benefits of the Drop Down are not realized; risks relating to Kimbell's integration of the Drop Down assets; and risks relating to Kimbell's business, prospects for growth and acquisitions and the securities markets generally. Except as required by law, Kimbell undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Kimbell's filings with the Securities and Exchange Commission ("SEC").  These include risks inherent in oil and natural gas drilling and production activities, including risks with respect to low or declining prices for oil and natural gas that could result in downward revisions to the value of proved reserves or otherwise cause operators to delay or suspend planned drilling and completion operations or reduce production levels, which would adversely impact cash flow; risks relating to the impairment of oil and natural gas properties; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and natural gas prices; risks relating to Kimbell's ability to meet financial covenants under its credit agreement or its ability to obtain amendments or waivers to effect such compliance; risks relating to Kimbell's hedging activities; risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks relating to delays in receipt of drilling permits; risks relating to unexpected adverse developments in the status of properties; risks relating to borrowing base redeterminations by Kimbell's lenders; risks relating to the absence or delay in receipt of government approvals or third-party consents; risks relating to acquisitions, dispositions and drop downs of assets; risks relating to Kimbell's ability to realize the anticipated benefits from and to integrate acquired assets, including the assets acquired in the Drop Down; and other risks described in Kimbell's Annual Report on Form 10-K and other filings with the SEC, available at the SEC's website at www.sec.gov.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release.

Contact:

Zach Vaughan
Dennard Lascar Investor Relations
krp@dennardlascar.com
(713) 529-6600

1 Purchase price reflects Kimbell's $15.40 per unit closing price as of 8/21/2026.